Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(7,135,662)
Unrealized Gain (Loss) on Market Value of Futures	(3,471,875)
Dividend Income	878
Interest Income	1,577
ETF Transaction Fees	1,750
Total Income (Loss)	$(10,603,332)

Expenses
General Partner Management Fees	$48,415
Professional Fees	14,043
Brokerage Commissions	8,351
SEC & FINRA Registration Expense	3,945
NYMEX License Fee	1,210
Non-interested Directors' Fees and Expenses	599
Prepaid Insurance Expense	362
Total Expenses	76,925
Expense Waiver	(16,430)
Net Expenses	$60,495
Net Income (Loss)	$(10,663,827)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/15	$95,288,970
Additions (300,000 Shares)	11,149,762
Withdrawals (150,000 Shares)	(5,101,497)
Net Income (Loss)	(10,663,827)

Net Asset Value End of Month	$90,673,408
Net Asset Value Per Share (2,600,000 Shares)	$34.87

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612